LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE
The undersigned, as an officer or director of SCM Microsystems, Inc. (the "Company"), hereby constitutes and appoints Martin Wimmer and Kamal Kant Gupta, and each of them, the undersigned's true and lawful attorneys-in-fact and agents to complete and execute such Forms 3, 4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.
This Limited Power of Attorney is executed at __________________ as of the date set forth below.

/ s / John S. Rogers
Signature

John S. Rogers
Type or Print Name

Dated:  January 12, 2010
WITNESS

/s/ Zlotka Fistonic
Signature

Zlotka Fistonic
Type or Print Name

Dated: January 12, 2010